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                                                                     Exhibit 5.1


                                                                  July 28, 1997

                          Morgan, Lewis & Bockius LLP
                               Counselors at Law
                                101 Park Avenue
                            New York, NY 10178-0060
                                  212-309-6000
                               Fax: 212-309-6273


Visual Edge Systems Inc.
2424 North Federal Highway, Suite 100
Boca Raton, FL 33431

    Re:  Issuance of Shares Pursuant to
         Registration Statement on Form S-3
         ----------------------------------

Ladies and Gentlemen:

    We have acted as counsel to Visual Edge Systems Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale of an aggregate of 93,677 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, by certain investors who received such shares in a bridge financing consummated by the Company in June 1997.

    In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, as amended, and such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

    Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued by the Company and are fully paid and non-assessable.

    We render this opinion as members of the Bar of the State of New York and express no opinion as to any laws other than the General Corporation Law of the State of Delaware.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.


                                               Very truly yours,


                                               /s/ Morgan, Lewis & Bockius LLP